               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 MILLENNIUM CHEMICALS INC.
 .................................................................
      (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

         [Logo]

230 Half Mile Road
P.O. Box 7015
Red Bank, NJ 07701-7015
Tel: (732) 933-5000 Fax: (732) 933-5240
Laporte Road
Stallingborough, Grimsby
North East Lincolnshire DN40 2PR
England
Tel: 0345 662663

                                                                   April 7, 2000

Dear Fellow Shareholder:

    It is my pleasure to invite you to attend the 2000 Annual Meeting of Shareholders of Millennium Chemicals Inc. This meeting will be held on Friday, May 12, 2000, at The Waldorf Astoria Hotel in New York, NY, beginning at
10:00 a.m. The notice of Annual Meeting and the Proxy Statement accompanying this letter describe the formal business to be acted upon by the shareholders at the meeting. The meeting will also feature a report on the Company's performance and on our prospects for the future.

    Whether or not you plan to attend the meeting in person, please read the proxy statement and vote your shares. To make it easier for you to vote, this year we are introducing Internet voting, as well as the telephone voting service provided last year. The instructions accompanying your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope. If you attend the meeting and wish to vote your shares in person, you may revoke your proxy.

    I look forward to seeing you at the Annual Meeting.

                                           William M. Landuyt

                                           WILLIAM M. LANDUYT
                                           Chairman and
                                           Chief Executive Officer

                   Web Address http://www.millenniumchem.com

                                     [Logo]

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 2000

                               -------------------

    Notice is hereby given that the 2000 Annual Meeting of Shareholders (the 'Annual Meeting') of Millennium Chemicals Inc., a Delaware corporation (the 'Company'), will be held at The Waldorf Astoria Hotel, Basildon Room, Third Floor, 540 Lexington Avenue, New York, NY, on Friday, May 12, 2000, beginning at 10:00 a.m., Eastern Daylight Time, for the following purposes:

        1. To elect three directors to serve until the Annual Meeting of Shareholders in 2003 and until their successors are duly elected and qualified;

        2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000; and

        3. To consider any other matter that may properly come before the Annual Meeting.

    Only holders of record of the Company's Common Stock, par value $0.01 per share, at the close of business on March 17, 2000 will be entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

                                        By Order of the Board of Directors,

                                        GEORGE H. HEMPSTEAD, III
                                        Senior Vice President -- Law and
                                        Administration
                                        and Secretary

April 7, 2000

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY TELEPHONE OR THROUGH THE INTERNET, OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                                     [LOGO]

                              --------------------
                                PROXY STATEMENT
                              --------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Millennium Chemicals Inc., a Delaware corporation (the 'Company'), of proxies for use at the Annual Meeting of Shareholders of the Company (the 'Annual Meeting'), to be held at The Waldorf Astoria Hotel, Basildon Room, Third Floor, 540 Lexington Avenue (between 49th and 50th Streets), New York, NY, on Friday, May 12, 2000, at 10:00 a.m., Eastern Daylight Time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

    This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are first being mailed to shareholders on or about April 7, 2000.

                                     VOTING

    Only shareholders of record at the close of business on March 17, 2000 (the 'Record Date') are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $0.01 per share, of the Company (the 'Common Stock') held by them on that date at the Annual Meeting or any postponement or adjournment thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 67,831,891 shares of Common Stock were outstanding, not including 10,059,695 shares held by the Company and its subsidiaries and certain Company trusts, which are not entitled to be voted.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to be voted will constitute a quorum. The affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required for the election of directors. The approval of any other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy. Both abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present.

    Registered shareholders (shareholders whose shares are registered in their own name) may vote by telephone or through the Internet by following the instructions included with their proxy cards. Shareholders who hold their shares in 'street name' (i.e., through a broker, bank or other holder of record) may vote by telephone or through the Internet if their proxy card includes instructions regarding telephone or Internet voting. 'Street name' shareholders who have questions regarding voting by telephone or though the Internet should contact their broker, bank or other holder of record. Shareholders who vote by telephone or through the Internet should not return their proxy cards.

    Participants in the Millennium Chemicals Savings and Investment Plan; the Millennium Chemicals Supplemental Savings and Investment Plan (the 'Supplemental Savings Plan'); the Kaiser Cement Savings and Profit Sharing Plan; the Lee Ranch Coal Company Retirement and Savings Plan; the Equistar Chemicals, LP Savings and Investment Plan; the Equistar Chemicals, LP Retirement Savings and Investment Plan for Hourly Represented Employees; and, the Lyondell Chemical Company 401(k) and Savings Plan may vote shares of Common Stock allocated to them under such plans by instructing the relevant plan trustee, either by mail, through the Internet or by telephone as indicated on the proxy card mailed to such participants. Such instructions must be received by such trustees prior to 3:00 p.m. (Eastern Daylight Time) on May 10, 2000. If proper instructions are not received by such time, the relevant plan trustee will vote the shares in the same proportion that it votes shares for which it received timely instructions.

MULTIPLE COPIES OF ANNUAL REPORT TO SHAREHOLDERS

    If you received more than one copy of the Company's 1999 Annual Report to Shareholders, you can reduce the number of Annual Reports you receive in the future and thus save the Company the cost of producing and mailing these reports. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the instructions provided when you vote over the Internet. Alternatively, you may log onto the Internet, go to the web site: HTTP://WWW.ECONSENT.COM/MCH, and follow the instructions.

    At least one account at your address must continue to receive Annual Reports, unless you elect to view future Annual Reports and Proxy Statements over the Internet, as described under 'Electronic Access to Proxy Materials and the Annual Report' below. Mailing of dividends, proxy statements, proxy cards and special notices will not be affected by your election to discontinue duplicate mailings of the Annual Reports. To resume the mailing of Annual Reports for an account, you may log onto the Internet, go to the web site:
HTTP://WWW.ECONSENT.COM/MCH, and follow the instructions. Alternatively, you may contact the Company's Investor Relations Department at the address on the last page of this Proxy Statement. If you own shares through a bank, broker or other nominee and receive more than one Company Annual Report, please contact that entity to eliminate duplicate mailings.

ELECTRONIC ACCESS TO PROXY MATERIALS AND THE ANNUAL REPORT

    This Proxy Statement and the 1999 Annual Report are available on the Company's Internet site at HTTP://WWW.MILLENNIUMCHEM.COM. Most shareholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail.

    If you are a shareholder of record and vote your shares over the Internet, you can choose this option and save the Company the cost of producing and mailing these documents by following the instructions. You can also choose between paper documents and electronic access by logging onto the Internet, going to the website HTTP://WWW.ECONSENT.COM/MCH and following the instructions.

    If you choose to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail next year with instructions containing the Internet address of those materials and the Internet address to vote your shares online. You will not receive a paper proxy card in the mail if you elect to receive proxy materials and annual reports electronically. Your choice will remain in effect until you advise us otherwise by logging onto the above-described Internet site and changing your instructions. Alternatively, you may contact the Company's Investor Relations Department. You do not have to elect Internet access each year. Mailing of dividends will not be affected by your election to view Proxy Statements and Annual Reports over the Internet.

    If you hold your shares through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future Proxy Statements and Annual Reports over the Internet.

    Most shareholders who hold their shares through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to use to access the Company's Proxy Statement and Annual Report.

                           OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

    The following are the only persons known by the Company as of April 7, 2000 to own beneficially more than 5% of the outstanding Common Stock as of the Record Date, not including shares held by the Company and its subsidiaries and certain Company trusts, which are not entitled to be voted.

                      NAME AND ADDRESS                        NUMBER OF        PERCENT
                    OF BENEFICIAL OWNER                         SHARES         OF CLASS
                    -------------------                         ------         --------
Sanford C. Bernstein & Co., Inc. ...........................  10,706,631(1)      15.9
  767 Fifth Avenue
  New York, NY 10153
Barrow, Hanley, Mewhinney & Strauss, Inc. ..................  10,393,844(2)      15.4
  One McKinney Plaza
  3232 McKinney Avenue, 15th Floor
  Dallas, TX 75204-2429
Capital Research and Management Company ....................   7,511,100(3)      11.1
  333 South Hope Street
  Los Angeles, CA 90071

---------

(1) Based on a Schedule 13G filed with the Securities and Exchange Commission (the 'SEC'), dated February 8, 2000, Sanford C. Bernstein & Co., Inc. has sole voting power over 6,164,035 shares, shared voting power over 1,029,408 shares and sole dispositive power over 10,706,631 shares.

(2) Based on a Schedule 13G filed with the SEC, dated February 8, 2000, Barrow, Hanley, Mewhinney & Strauss, Inc. ('Barrow Hanley') has sole voting power over 1,694,162 shares, shared voting power over 8,699,682 shares and sole dispositive power over 10,393,844 shares. Vanguard Windsor Funds-Windsor II Fund ('Vanguard') filed a Schedule 13G with the SEC, dated March 21, 2000. Vanguard disclosed in its Schedule 13G that it has shared voting power over 7,669,942 shares. Vanguard and Barrow Hanley have confirmed in writing to the Company that the 7,669,942 shares disclosed in Vanguard's Schedule 13G as beneficially owned by Vanguard are managed by Barrow Hanley and are included in the 10,393,844 shares disclosed as beneficially owned by Barrow Hanley in its Schedule 13G.

(3) Based on a Schedule 13G filed with the SEC, dated February 10, 2000, Capital Research and Management Company has sole dispositive power over 7,511,100 shares.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table, which is based upon information provided to the Company, sets forth the beneficial ownership of Common Stock, as of March 17, 2000, by each of the directors, each of the executive officers named in the Summary Compensation Table included under 'Executive Compensation' or who serve on the Company's Operations Committee, and all directors and executive officers as a group.

                                                         NUMBER OF SHARES      % OF
                                                           BENEFICIALLY       SHARES
                         NAME                                 OWNED         OUTSTANDING
                         ----                                 -----         -----------
William M. Landuyt.....................................       575,169(a)       *
Robert E. Lee..........................................       388,498(b)       *
Lord Baker.............................................         3,976(c)       *
Worley H. Clark, Jr....................................         3,547(c)       *
Martin D. Ginsburg.....................................         3,405(c)       *
Lord Glenarthur........................................         3,618(c)       *
David J.P. Meachin.....................................         3,405(c)       *
Martin G. Taylor.......................................        11,976(c)       *
Peter P. Hanik.........................................       187,462(d)       *
George H. Hempstead, III...............................       258,019(e)       *
Richard A. Lamond......................................       110,966(f)       *
John E. Lushefski......................................       244,575(g)       *
George W. Robbins......................................       262,102(h)       *
All directors and executive officers as a group
  (18 persons, including the foregoing)................     2,314,517           3.4%

---------

*  Represents less than 1%.

 (a) Includes 341,056 shares of restricted Common Stock awarded under the Company's Long Term Stock Incentive Plan (the 'Stock Incentive Plan'), of which 224,027 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 8,973 shares of Common Stock held in the Company's 401(k) plan for Mr. Landuyt's account as of January 31, 2000; 3,320 shares of Common Stock held for Mr. Landuyt's account in the Supplemental Savings Plan as of January 31, 2000; 139,695 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan as of February 29, 2000, of which 7,440 shares are subject to forfeiture in accordance with the provisions of the Company's Annual Performance Incentive Plan (the 'Annual Performance Plan'); 2,890 shares of Common Stock held in two trusts for Mr. Landuyt's children, as to which Mr. Landuyt disclaims beneficial ownership; and, 200 shares of Common Stock owned by Mr. Landuyt's wife, as to which Mr. Landuyt disclaims beneficial ownership.

 (b) Includes 238,739 shares of restricted Common Stock awarded under the Stock Incentive Plan, of which 156,819 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 8,543 shares of Common Stock held in the Company's 401(k) plan for Mr. Lee's account as of January 31, 2000; 2,752 shares of Common Stock held for Mr. Lee's account in the Supplemental Savings Plan as of January 31, 2000; 71,542 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan as of February 29, 2000, all of which are vested; and, 9 shares owned directly by members of Mr. Lee's immediate family, as to which Mr. Lee disclaims beneficial ownership.

 (c) Includes 978 shares issued on October 1, 1999; 1,074 shares issued on October 1, 1998; 682 shares issued on October 1, 1997; and, 671 shares issued on October 30, 1996 under the Stock Incentive Plan, in each case in partial payment of annual Directors' fees.

 (d) Includes 123,026 shares of restricted Common Stock awarded under the Stock Incentive Plan, of which 81,721 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 8,982 shares of Common Stock held in the Company's 401(k) plan for Mr. Hanik's account as of January 31, 2000; 730 shares of Common Stock held for Mr. Hanik's account in the
                                              (footnotes continued on next page)

(footnotes continued from previous page)
     Supplemental Savings Plan as of January 31, 2000; and, 16,332 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan as of February 29, 2000, all of which are vested.

 (e) Includes 170,529 shares of restricted Common Stock awarded under the Stock Incentive Plan, of which 112,014 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 10,359 shares of Common Stock held in the Company's 401(k) plan for Mr. Hempstead's account as of January 31, 2000; 825 shares of Common Stock held for Mr. Hempstead's account in the Supplemental Savings Plan as of January 31, 2000; and, 26,128 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan as of February 29, 2000, of which 4,609 shares are subject to forfeiture in accordance with the provisions of the Annual Performance Plan and the Hanson Industries 1996 Long Term Incentive Plan (the 'Hanson Industries LTIP').

 (f) Includes 88,989 shares of restricted Common Stock awarded under the Stock Incentive Plan, of which 58,962 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 6,766 shares of Common Stock held in the Company's 401(k) plan for Mr. Lamond's account as of January 31, 2000; 706 shares of Common Stock held for Mr. Lamond's account in the Supplemental Savings Plan as of January 31, 2000; 203 shares of Common Stock held in the Company's Employee Stock Purchase Plan as of January 4, 2000; and, 14 shares of Common Stock owned by Mr. Lamond's son, as to which Mr. Lamond disclaims beneficial ownership.

 (g) Includes 170,529 shares of restricted Common Stock awarded under the Stock Incentive Plan, of which 112,014 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 14,203 shares of Common Stock held in the Company's 401(k) plan for Mr. Lushefski's account as of January 31, 2000; 1,483 shares of Common Stock held for Mr. Lushefski's account in the Supplemental Savings Plan as of January 31, 2000; 15,118 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan as of February 29, 2000, of which 2,303 shares are subject to forfeiture in accordance with the provisions of the Annual Performance Plan; and, 12 shares owned by Mr. Lushefski's wife, as to which he disclaims beneficial ownership.

 (h) Includes 170,988 shares of restricted Common Stock awarded under the Stock Incentive Plan, of which 112,014 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 15,973 shares of Common Stock held in the Company's 401(k) plan for Mr. Robbins' account as of January 31, 2000; 1,756 shares of Common Stock held for Mr. Robbins' account in the Supplemental Savings Plan as of January 31, 2000; 30,835 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan as of February 29, 2000, of which 3,407 shares are subject to forfeiture in accordance with the provisions of the Hanson Industries LTIP; and, 1,000 shares held in a trust account in a relative's name of which he is the trustee and as to which he disclaims beneficial ownership.

                              CORPORATE GOVERNANCE

    The Company has been publicly owned since its demerger (i.e., spin-off) from Hanson PLC ('Hanson') on October 1, 1996 (the 'Demerger'). Hanson effected the Demerger by paying to its shareholders a dividend consisting of all of the then-outstanding shares of Common Stock.

    Although incorporated in Delaware, the Company is, and will be, centrally managed and controlled in the United Kingdom (the 'U.K.') until at least October 1, 2001, the fifth anniversary of the Demerger. During this period, the Company's Board of Directors is, and will be, the medium through which strategic control and policy-making powers are exercised, and Board meetings almost invariably will be held in the U.K. These corporate governance arrangements are consistent with an agreement entered into by the Company and Hanson in connection with the Demerger. This agreement provides that, for such five-year period, the Company will not take, or fail to take, any action that would result in a breach of, or constitute non-compliance with, certain representations and undertakings made by Hanson to the

U.K. Inland Revenue in order to obtain clearance as to the tax-free treatment of the Demerger dividend for Hanson and its shareholders (the Company's initial public shareholders) for U.K. tax purposes.

    There are no restrictions on the location of the Company's shareholder meetings, which (as in the case of this Annual Meeting) may be held in the United States.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has established five standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Nominations Committee and a Public Affairs Committee. Directors who are also officers or employees of the Company are not permitted to serve on the Audit, Compensation or Nominations Committees. The functions of these standing committees are as follows:

        Audit Committee. The Audit Committee is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. It recommends to the Company's Board of Directors the appointment of a firm of independent accountants to audit the Company's financial statements. The Audit Committee also reviews with representatives of the independent accountants the scope of the audit of the Company's financial statements, results of audits, audit costs and recommendations with respect to internal controls and financial matters. It also reviews non-audit services rendered by the Company's independent accountants and periodically meets with and receives reports from the Company's principal internal audit, financial and accounting officers. The Committee currently consists of Lord Baker, David J. P. Meachin and Martin G. Taylor (Chairman) and met three times in 1999.

        Compensation Committee. The Compensation Committee sets the compensation of all executive officers, establishes policies concerning stock ownership by executive officers and approves the Company's executive compensation plans and programs, including the Stock Incentive Plan, the Long Term Incentive Plan and the Annual Performance Plan (including approving performance targets and awards under such plans). It also reviews the competitiveness of the Company's management and director compensation and benefit programs and reviews principal employee relations policies and procedures. All members of the Compensation Committee are intended to be 'Non-Employee Directors' within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and 'outside directors' within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'). The Committee currently consists of Worley H. Clark, Jr. (Chairman), Lord Glenarthur and David J. P. Meachin, and met five times in 1999.

        Executive Committee. The Executive Committee has the authority to act for the full Board between regularly scheduled Board meetings with respect to such matters as may be lawfully delegated by the Board under Delaware law. The Committee currently consists of Lord Baker, Lord Glenarthur, William M. Landuyt (Chairman) and Martin G. Taylor and met once in 1999.

        Nominations Committee. The Nominations Committee has authority to nominate directors to fill vacancies on the Board and to nominate directors to serve as members, including chairmen, of committees of the Board. The duties of the Nominations Committee include determining the desirable balance of expertise and composition of the Board, seeking out possible candidates to fill positions on the Board, attracting qualified candidates to the Board, reviewing management's slate of directors to be elected by shareholders at each annual meeting of shareholders and recommending to the Board the inclusion of the slate in the Company's proxy statements. The Nominations Committee will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company at least 60 days prior to the date of the applicable annual meeting and include certain information as required by the Company's by-laws. The Committee currently consists of Lord Baker (Chairman), Martin D. Ginsburg and Martin
    G. Taylor. The Committee met once in 1999.

        Public Affairs Committee. The Public Affairs Committee reviews the Company's policies and practices concerning health, safety and environmental matters and provides strategic direction with respect to such matters. The Committee is responsible for ensuring that effective risk and crisis management procedures are in place and that there are adequate procedures and checks and balances to promote ethical business behavior. The Committee also provides oversight within the Company regarding work force diversity and other such responsibility issues. The Committee currently consists of Worley H. Clark, Jr., Martin D. Ginsburg (Chairman) and Robert
    E. Lee, and met twice during 1999.

DIRECTORS' REMUNERATION AND ATTENDANCE AT MEETINGS

    Directors who are also full-time employees of the Company do not receive additional compensation for their services as directors. Non-employee directors received a cash retainer of $30,000 per annum for the period from the Demerger to September 30, 1997; $45,000 per annum for the period from October 1, 1997 to September 30, 1998; and, $40,000 per annum since October 1, 1998. In addition, pursuant to the Stock Incentive Plan, each non-employee director automatically was granted 671 shares of Common Stock on October 31, 1996 and 682, 1,074 and 978 shares of Common Stock on October 1, 1997, 1998 and 1999, respectively. The number of shares granted on October 31, 1996 was determined by dividing $15,000 by the average closing prices of the Common Stock during the 20 business days following the Demerger. The number of shares granted on each of October 1, 1997 1998 and 1999 was determined by dividing $15,000, $20,000 and $20,000, respectively, by the closing price on the business day immediately preceding each such grant date. On October 1, 2000 and each October 1 thereafter, each non-employee director serving on such date automatically will be granted the number of shares of Common Stock determined by dividing one-half of the annual cash retainer in effect on such date by the closing price of the Common Stock on the business day immediately preceding such date. Non-employee directors are reimbursed for all reasonable expenses incurred in connection with Board and Committee meetings. The Company also pays the premiums on directors' and officers' liability and travel accident insurance policies.

    The Board held five meetings in 1999. All directors attended at least 75% of the total number of meetings of the Board and the Committees on which they served.

                 BUSINESS TO BE ACTED UPON BY THE SHAREHOLDERS
                        ITEM 1 -- ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. The terms of three directors expire at the Annual Meeting. The terms of the other five directors continue after the Annual Meeting. The shareholders are being asked to vote on the election of the three directors whose terms expire at the Annual Meeting, to serve until the Annual Meeting of Shareholders in 2003 and until their successors are duly elected and qualified. Set forth below is biographical information concerning each nominee for re-election as a director at this Annual Meeting, as well as each member of the Board of Directors who is continuing in office.

    All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no indication is made as to how shares should be voted, the shares represented by a properly completed proxy will be voted for the election of the three directors identified below. If any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other person as they may select.

    THE NOMINEES HAVE BEEN RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS BY THE NOMINATIONS COMMITTEE OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ELECTION OF THE THREE NOMINEES IDENTIFIED BELOW.

                       NOMINEES FOR ELECTION AS DIRECTORS
                    TERM EXPIRING AT THE 2003 ANNUAL MEETING

    Lord Baker, 65, has served as a Director of the Company since the Demerger. Lord Baker has been a Member of the House of Lords in the U.K. since 1997. He served as a member of Parliament in the U.K. between 1968 and 1997, as U.K. Secretary of State for the Environment from 1985 to 1986, as U.K. Secretary of State for Education and Science from 1986 to 1989, as Chairman of the U.K. Conservative Party from 1989 to 1990 and as U.K. Secretary of State for the Home Office from 1990 to 1992. He is a Director of Hanson, Inter Hopper Ltd., Belmont Press -- London, Ltd., and the Virtual Orchestra Company, Ltd. and is an adviser to ICL plc, The Blackstone Group, Moorfield Estates and Cross Border Enterprises, L.L.C.

    Professor Ginsburg, 67, has served as a Director of the Company since October 8, 1996. He has been Professor of Law at Georgetown University Law Center since 1980. Professor Ginsburg is of counsel to the law firm of Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), which has provided legal services to the Company from time to time.

    Mr. Meachin, 59, has served as a Director of the Company since the Demerger. Mr. Meachin has been Chairman, Chief Executive and founder of Cross Border Enterprises, L.L.C., a private international merchant banking firm, since its formation in 1991. He was a Managing Director in the Investment Banking Division of Merrill Lynch & Co., Inc. from 1981 to 1991. Mr. Meachin is a Director of The Spartek Emerging Opportunities of India Fund, Vice Chairman of the University of Cape Town Fund in New York and a Director and past Chairman of the British American Educational Foundation.

                         DIRECTORS CONTINUING IN OFFICE
                  TERM CONTINUES UNTIL THE 2001 ANNUAL MEETING

    Lord Glenarthur, 55, has served as a Director of the Company since the Demerger. He was an executive of Hanson between October 1989 and the Demerger, and was Deputy Chairman of Hanson Pacific Limited between March 1994 and February 1998. Lord Glenarthur served as the U.K. Parliamentary Under-Secretary of State at the Department of Health and Social Security from 1983 to 1985 and at the Home Office from 1985 to 1986, as Minister of State for Scotland from 1986 to 1987, and as U.K. Minister of State for Foreign and Commonwealth Affairs from 1987 to 1989. He was Chairman of St. Mary's Hospital NHS Trust from 1991 to 1998 and remains a Special Trustee of St. Mary's Hospital. He is Chairman of the British Helicopter Advisory Board, the European Helicopter Association and the International Federation of Helicopter Associations and is a Council Member of The Air League. He is also a director of Whirlybird Services Limited in the U.K.

    Mr. Clark, 67, has served as a Director of the Company since the Demerger. He was President and Chief Executive Officer of Nalco Chemical Company from 1982 until his retirement in 1994 and Chairman of Nalco Chemical Company from 1984 until such retirement. Mr. Clark serves on the Board of Directors of Merrill Lynch & Co., Inc.; Bethlehem Steel Corporation; USG Corporation; Ultramar Diamond Shamrock Corporation; and, Fort James Corporation. He is a Trustee of The Rush Presbyterian-St. Luke's Medical Center and the Field Museum of Natural History.

    Mr. Lee, 43, has served as President and Chief Executive Officer of Millennium Inorganic Chemicals Inc., a subsidiary of the Company, since June 1997. He served as President and Chief Operating Officer of the Company from the Demerger until June 1997. He has served as a Director of the Company since the Demerger. Mr. Lee was a Director and the Senior Vice President and Chief Operating Officer of Hanson Industries from June 1995 until the Demerger, an Associate Director of Hanson from 1992 until the Demerger, Vice President and Chief Financial Officer of Hanson Industries from 1992 to June 1995, Vice President and Treasurer of Hanson Industries from 1990 to 1992, and Treasurer of Hanson Industries from 1987 to 1990. He joined Hanson Industries in 1982.

                  TERM CONTINUES UNTIL THE 2002 ANNUAL MEETING

    Mr. Landuyt, 44, has served as Chairman of the Board and Chief Executive Officer of the Company since the Demerger. He has served as President of the Company since June 1997. Mr. Landuyt was a Director and the President and Chief Executive Officer of Hanson Industries (which managed the United States operations of Hanson before the Demerger) from June 1995 until the Demerger, a Director of Hanson from 1992 until September 29, 1996, Finance Director of Hanson from 1992 to May 1995, and Vice President and Chief Financial Officer of Hanson Industries from 1988 to 1992. He joined Hanson Industries in 1983. Mr. Landuyt is a member and a Co-Chairman of the Partnership Governance Committee of Equistar Chemicals, LP. He is also a director of Bethlehem Steel Corporation.

    Mr. Taylor, 65, has served as a Director of the Company since the Demerger. He was an executive of Hanson from 1969 until his retirement in 1995, a Director of Hanson between 1976 and 1995 and Vice Chairman of Hanson between 1988 and 1995. Mr. Taylor served as an executive of Dow Chemical Company (U.K.) from 1963 to 1969, as a director of UGI Plc from 1979 to 1982 and as a Director of The Securities Association LTD from 1987 to 1990. He is a Deputy Chairman of Charter plc.

       ITEM 2  -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP as independent accountants to examine and audit the Company's financial statements for 2000. PricewaterhouseCoopers LLP (formerly known as Price Waterhouse LLP) has served as the Company's independent accountants since the Demerger in 1996. If the shareholders do not ratify such appointment, it will be reconsidered by the Board. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' RATIFICATION OF SUCH APPOINTMENT.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is comprised entirely of independent, non-employee directors. This report sets forth the Compensation Committee's policies governing compensation of the Company's executive officers, including the Chief Executive Officer, and the relationship among compensation, the Company's performance, individual performance and total shareholder return.

COMPENSATION PHILOSOPHY

    The Compensation Committee is responsible for establishing and administering compensation programs for the officers and employees of the Company and its subsidiaries. In fulfilling this responsibility, the Compensation Committee's policy is to provide strong, direct links among shareholder value, Company and individual performance, and executive compensation, as well as to structure sound compensation programs that attract and retain highly qualified people. This is done in the context of a compensation program that includes:

        Base Salary. Base salary is intended to provide an annual cash compensation at a level consistent with each employee's position and contribution, and competitive in the market with comparable companies.

        Annual Incentive Bonus. The Company's Annual Performance Plan provides executives and other key employees with the opportunity to receive cash bonuses based on the performance of the Company and its business units as measured by performance targets approved at the beginning of each year by the Compensation Committee. The performance targets established for 1999 were based on Economic Value Added, or EVA'r', performance measures approved by the Compensation Committee and developed by the Company's management in conjunction with Stern Stewart & Co. These EVA'r' targets are based on the excess of net operating profit after cash taxes over the estimated total cost of capital employed. Bonuses earned by officers and senior managers are credited to a 'bonus bank', with each employee receiving a designated percentage of his or her bank account balance each year. For 1999, employees received 50% of their bank account balances, after crediting the 1999 bonus awards, plus a prefunding amount necessary to implement the new bonus bank plan equal to 50% of their reference awards, discussed below.

        Long Term Incentive Compensation. The Company's Stock Incentive Plan provides equity-based compensation to link each executive's compensation to the long-term success of the Company and its subsidiaries, as measured by performance criteria set forth in the plan. All outstanding performance-based restricted stock awards are based on specific value-creation performance targets based either on a cash-flow/return-on-investment formula or on EVA'r', as well as the Company's Common Stock performance relative to the Standard & Poor's Chemical Composite Index ('S&P Chemical Index').

        Stock Ownership Guidelines. In order to align the interests of the Company's management and shareholders, the Compensation Committee has established guidelines for significant personal investment by executive officers and key management in Common Stock, thus encouraging management to take actions that maximize shareholder value.

    The Compensation Committee seeks to ensure that the Chief Executive Officer and other executive officers are compensated in a manner that is consistent with the Company's compensation philosophy, that is competitive with comparable companies when target levels of performance are achieved, and that is equitable within the Company.

    It is the Company's policy to position the base salary of the Company's executives at or near the median levels of compensation for similar positions in comparable companies and total target compensation (base salary plus target incentive compensation) at or near the seventy-fifth percentile. Accordingly, incentive compensation will vary significantly depending on results achieved against performance targets. The targeted levels of compensation for the Company's executives are based in part on surveys of comparable companies conducted by independent consultants. The companies selected for comparison by the independent consultants include commodity, intermediate and specialty chemical companies that compete with the Company for executive talent. Although many of the companies selected for comparison are included in the S&P Chemical Index, the Company competes for executive talent with a broader group of companies than those in such index. The Compensation Committee reviews the Company's compensation programs annually to ensure that the Company's compensation programs continue to be competitive at the desired levels within the market.

    The Company has reviewed the deductibility of compensation under Section 162(m) of the Code, and expects to continue to do so in the future. Bonuses awarded under the Annual Performance Plan and performance-based stock awards granted under the Stock Incentive Plan are earned based on the achievement of performance targets determined by the Compensation Committee. It is intended that these awards will qualify for the 'performance-based compensation' exception under Section 162(m) of the Code.

BASE SALARY

    The Compensation Committee reviewed the base salaries of the Company's executive officers and key managers in December 1998 and awarded base salary increases for 1999, taking into account individual performance and responsibilities and the Company's compensation policy.

ANNUAL PERFORMANCE PLAN

    Under the Company's Annual Performance Plan, the Compensation Committee determines the executive officers and other employees who are eligible to receive bonuses under the plan, approves the performance targets for such bonuses and confirms actual performance against such targets.

    The Compensation Committee approved the Annual Performance Plan performance targets for calendar year 1999 for the Company and its business units, based in each case on EVA'r' performance measures (the 'EVA'r' performance targets'). The Compensation Committee also approved the 1999 participants in the Annual Performance Plan and approved the target bonus award (expressed as a percentage of each participant's base salary (the 'reference award')) that could be credited to each participant upon attainment of EVA'r' performance targets. The actual bonus award credited to each participant's bonus bank for 1999 depended upon actual performance in 1999 compared to the EVA'r' performance targets, and thus a participant could have been credited a fraction of, or a multiple of, his or her reference award. Because Messrs. Lee and Robbins are members of the Company's Operations Committee and are also the President and Chief Executive Officer of Millennium Inorganic Chemicals Inc. and Millennium Specialty Chemicals Inc., respectively, half of each of their reference awards is based on the performance of the entire Company and half is based on the performance of the subsidiary.

    1999 was a challenging year for the Company, as expected by the Company's Board of Directors and management. The 1999 EVA'r' performance targets for the entire Company established by the Compensation Committee at the beginning of 1999 reflected the expected downturn in the petrochemical cycle. EVA'r' performance for the entire Company in 1999 came close to, but did not meet, the Company's 1999 EVA'r' performance targets, and the awards approved by the Compensation Committee for 1999 reflected such performance, as only 58% of the reference awards were earned. EVA'r' performance at Millennium Inorganic Chemicals Inc. and Millennium Specialty Chemicals Inc., compared to the EVA'r' performance targets established by the Compensation Committee at the beginning of 1999, was disappointing. As a result Messrs. Lee and Robbins did not receive any 1999 bonuses for their subsidiaries' performance.

LONG TERM STOCK INCENTIVE PLAN

    In January 2000, the Compensation Committee reviewed the actual performance of the Company and its business units during the period January 1, 1997 to December 31, 1999 against the value creation performance targets established in 1996 by the Compensation Committee for the performance-based stock awards granted under the Stock Incentive Plan. The Compensation Committee determined that Messrs. Landuyt, Lee, Hempstead and Lushefski had earned awards, based on the value creation targets established for the entire Company, at the 55.62% level, and Mr. Robbins earned an award, based in part on the value creation targets for the entire Company and in part on the targets for Millennium Specialty Chemicals Inc., at the 57.26% level. (Mr. Lee was the President of the Company in October 1996 when his restricted stock award was granted, and thus his award is based on the performance of the entire Company.) In addition, the Compensation Committee determined that the total shareholder return on the Common Stock during the three-year performance period commencing January 1, 1997 was within the top one-third of the companies in the S&P Chemical Index and thus employees were entitled to a 20 percentage point increase in the award level. The total shareholder return on the Common Stock during this three-year period was significantly better than the return for the period commencing October 2, 1996 shown in the graph on page 15.

STOCK OWNERSHIP

    In order to promote an ownership perspective on the part of the Company's executive officers and management employees and to link the return realized by management on their personal assets to the return realized by the Company's shareholders, the Board of Directors and the Compensation Committee established stock ownership guidelines (exclusive of the value of Common Stock which may be earned under the Stock Incentive Plan) for the 27 executive officers and senior management employees of the Company and its subsidiaries who hold restricted stock awards under the Stock Incentive Plan. These executive officers and senior managers are expected to achieve targeted ownership levels of Common Stock, ranging from a value of 75% of annual base salary to 300% of annual base salary, within five years after receiving a restricted stock award. This target would require holdings of Common Stock (in addition to Common Stock that may be earned under the Stock Incentive Plan) aggregating more than $12 million, based on 1999 base salary levels. As of March 17, 2000, the 27 executive officers and senior managers owned shares of Common Stock with a market value at such date of more than $12 million (including shares purchased as a result of deferred salaries and bonuses under the Salary and Bonus Deferral Plan but excluding all Common Stock earned under the Stock Incentive Plan). The Compensation Committee believes that satisfactory progress has been made toward meeting the targets.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    In establishing Mr. Landuyt's base salary for 1999, the Compensation Committee considered the salaries of chief executive officers of other chemical companies and other companies of similar size and complexity. They also considered Mr. Landuyt's performance and the Company's challenging business environment. The Compensation Committee determined in December 1998 to award him a salary increase for 1999 equal to 4.9% of his 1998 salary.

    As discussed under 'Annual Bonus Plan,' above, as a result of the Company's performance in 1999, as measured by EVA'r' performance measures established by the Compensation Committee at the beginning of 1999, the Compensation Committee approved crediting Mr. Landuyt's bonus bank account with an award equal to 58% of his 1999 reference award. Accordingly, Mr. Landuyt was entitled to a bonus under the Annual Performance Plan of $705,510. Mr. Landuyt elected in November 1998 to defer 50% of his 1999 bonus into Common Stock under the Company's Salary and Bonus Deferral Plan. Mr. Landuyt had deferred 100% of his 1998 and 1997 bonuses into Common Stock under this plan.

    Mr. Landuyt received a performance-based stock award and a time-vested restricted stock award under the Stock Incentive Plan shortly after the Demerger. The Company distributed 37,337 shares of time-vested restricted stock to Mr. Landuyt on October 8, 1999, and 42,352 shares of performance-based stock on February 15, 2000. Under the Stock Ownership Guidelines, Mr. Landuyt was given in October 1996 a target of owning Common Stock within five years with a value equal to 300% of his base salary (exclusive of the value of Common Stock earned under the Stock Incentive Plan). As of March 17, 2000, he had purchased (together with members of his immediate family) 176,005 shares of Common Stock (including shares purchased under the Salary and Bonus Deferral Plan, some of which are subject to forfeiture, but excluding all Common Stock earned under the Stock Incentive Plan) with a market value equal to 361% of his 1999 base salary. The Compensation Committee believes that these equity arrangements create the desired mutuality of interest between the Chief Executive Officer and the Company's shareholders, as the ultimate reward to the Chief Executive Officer from these equity arrangements will be based upon the success of the Company.

                                          Respectfully submitted,

                                          WORLEY H. CLARK, JR., Chairman
                                          LORD GLENARTHUR
                                          DAVID J. P. MEACHIN

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to the compensation for 1999, 1998 and 1997 of the individuals who were the Company's five most highly compensated executive officers in 1999, including Mr. Landuyt, the Chief Executive Officer.

                                                         ANNUAL                         LONG-TERM
                                                      COMPENSATION                     COMPENSATION
                                             ------------------------------   ------------------------------
                                                                                LTIP
            NAME AND PRINCIPAL                                                 PAYOUTS        ALL OTHER
                POSITION(1)                  YEAR   SALARY($)   BONUS($)(2)   ($)(3)(4)   COMPENSATION($)(5)
                -----------                  ----   ---------   -----------   ---------   ------------------
William M. Landuyt.........................  1999    850,000       705,510           0          78,150
    Chairman and Chief                       1998    810,000       435,240           0          25,801
    Executive Officer                        1997    780,000     2,121,600     159,574          25,181
Robert E. Lee..............................  1999    540,000       172,406     107,547          71,527
    President and Chief Executive            1998    515,000       666,067     102,596          11,670
    Officer, Millennium                      1997    490,000     1,332,800      65,891          25,590
    Inorganic Chemicals Inc.
George H. Hempstead, III...................  1999    400,000       229,740      35,796          40,636
    Senior Vice President-                   1998    380,000       141,360      35,917          20,913
    Law and Administration                   1997    365,000       744,600      68,434          19,457
    and Secretary
John E. Lushefski..........................  1999    352,000       202,413      51,030          38,457
    Senior Vice President                    1998    337,000       125,364      48,681          22,712
    and Chief Financial                      1997    322,000       656,800      27,398          22,107
    Officer
George W. Robbins..........................  1999    402,000       115,456      48,867          37,143
    President and Chief                      1998    386,000       253,602      49,681          14,102
    Executive Officer,                       1997    371,000       471,001      70,186          13,114
    Millennium Specialty
    Chemicals Inc.

---------

(1) Prior to the Demerger, Messrs. Landuyt, Lee, Hempstead, Lushefski and Robbins held positions with Hanson and were compensated pursuant to Hanson's compensation plans and policies.

(2) The 1997 bonus amounts shown in this column for Messrs. Landuyt, Lee, Hempstead and Lushefski include bonus awards earned in 1997 under the Annual Performance Plan of $561,600, $352,800, $197,100 and $173,880, respectively, to be paid out in cash in three equal annual installments in February 1999, 2000 and 2001, plus interest thereon, subject to forfeiture under certain circumstances if the executive is not employed by the Company or its subsidiaries on the payment date. Messrs. Landuyt and Lushefski elected to defer 50% and 10%, respectively, of their 1999 bonuses into Common Stock under the Salary and Bonus Deferral Plan. Messrs. Landuyt, Lee, Hempstead, Lushefski and Robbins elected to defer 100%, 50%, 40%, 25% and 40%, respectively, of their 1998 bonuses into Common Stock under the Salary and Bonus Deferral Plan. Messrs. Landuyt, Lee, Hempstead and Lushefski elected to defer 100%, 100%, 40% and 25%, respectively, of their 1997 bonuses into Common Stock under the Salary and Bonus Deferral Plan.

(3) Prior to the Demerger, Mr. Landuyt was a participant in a Hanson long-term deferred incentive plan. In connection with the February 21, 1997 demerger by Hanson of its energy business (the 'Energy Demerger'), Hanson terminated this plan and shortly thereafter paid Mr. Landuyt `L'97,426 ($159,574). Amounts shown as 'LTIP Payouts' in 1997 for Messrs. Lee, Hempstead, Lushefski and Robbins represent the payment of the final one-third installment of the Hanson Industries 1993 Long-Term Incentive Plan, which was terminated with regard to future grants as of September 30, 1995. In addition, these four executive officers were credited in January 1998 with awards of $294,000, $153,000, $139,500 and $262,500, respectively, under the
    Hanson Industries LTIP, to be paid out in cash in three equal installments on December 15, 1998, 1999 and 2000, plus interest thereon, subject to forfeiture under certain circumstances if the executive is not employed by the Company or its subsidiaries on the payment date. One-third of the credited Hanson Industries LTIP awards became vested on each of December 15, 1998 and 1999. Amounts shown as 'LTIP Payouts' in 1998 and 1999 for Messrs. Lee and Lushefski represent payments of the vested
                                              (footnotes continued on next page)

(footnotes continued from previous page) one-third portion of such credited awards, plus interest thereon. Messrs. Robbins and Hempstead elected in 1998 to defer all of their Hanson Industries LTIP awards into Common Stock under the Company's Salary and Bonus Deferral Plan. The amount shown as 'LTIP Payouts' in 1998 and 1999 for Messrs. Robbins and Hempstead represent the value of such Common Stock when it became vested on December 15, 1998 and 1999, respectively, based on the closing price of the Common Stock on the New York Stock Exchange on such dates. The remaining one-third of such credited awards have not been paid or vested and were still subject to forfeiture at December 31, 1999, and accordingly are not included in the amounts shown as 'LTIP Payouts' in this column. Mr. Landuyt did not participate in the Hanson Industries 1993 Long-Term Incentive Plan or the Hanson Industries LTIP.

(4) In addition to the long term incentive compensation paid in 1997, 1998 and 1999 as disclosed above in the Compensation Table, Messrs. Landuyt, Lee, Hempstead, Lushefski and Robbins were granted on October 8, 1996 performance-based stock awards and time-vested restricted stock valued, at that time, at $10,000,000, $7,000,000, $5,000,000, $5,000,000 and
    $5,000,000, respectively. The number of shares of restricted stock awarded on October 8, 1996 under the Stock Incentive Plan was as follows: Mr. Landuyt -- 448,053, of which 336,040 were subject to the attainment of performance goals and the remainder of which were subject to time vesting; Mr. Lee -- 313,637, of which 235,228 were subject to the attainment of performance goals and the remainder of which were subject to time vesting; and, for each of Mr. Hempstead, Mr. Lushefski and Mr. Robbins -- 224,026, of which 168,020 were subject to the attainment of performance goals and the remainder of which were subject to time vesting. On October 8, 1999, Messrs. Landuyt and Lee received 37,337 and 26,136 shares, respectively, and Messrs. Hempstead, Lushefski and Robbins each received 18,668 shares, plus accrued dividends on all such shares, as a result of the vesting of the first installment of time-vested restricted stock. The number and value (at the closing price of the Common Stock on the New York Stock Exchange on December 31, 1999) of the shares of unvested restricted stock held by these executives at December 31, 1999 was as follows: Mr. Landuyt -- 410,716 and $8,111,641; Mr. Lee -- 287,501 and $5,678,145; and, for each of Mr.
    Hempstead, Mr. Lushefski and Mr. Robbins -- 205,358 and $4,055,821. In addition, dividends accrue on these restricted stock awards from the date of grant and are paid, to the extent such restricted shares are earned, as and when the underlying shares are distributed to the executives upon the lapse of the restrictions relating thereto.

(5) The amounts shown in this column include the matching employer contributions made in 1999 under the Company's 401(k) savings plan, Supplementary Savings Plan and Salary and Bonus Deferral Plan for each of Messrs. Landuyt, Lee, Hempstead, Lushefski and Robbins of $57,838, $60,222, $24,361, $21,481 and $29,802, respectively. In 1998 and 1997, the Company made matching contributions under its 401(k) savings plan for each such officer of $5,000 and $4,500, respectively, and no matching contribution under any other plan. All matching employer contributions have been invested in Common Stock since the Demerger. The amounts shown in this column also include the dollar value of insurance premiums paid by or on behalf of the Company with respect to disability insurance benefits and automobile usage fees. Excluded are certain health, medical and other non-cash benefits provided to the individuals named above that are available generally to all salaried employees.

COMPARISON OF CUMULATIVE TOTAL RETURN

    The following graph compares the performance of the Company's Common Stock with the performance of the S&P 500 Index and the S&P Chemical Index over the period from October 2, 1996, when regular-way trading in the Common Stock commenced on the New York Stock Exchange, through December 31, 1999, the end of the Company's most recent fiscal year. The graph assumes that $100 was invested on October 2, 1996 in each of the Company's Common Stock, the S&P 500 Index and the S&P Chemical Index, and that all dividends were reinvested. The stock performance shown in the graph is included in response to the SEC's requirements and is not intended to forecast or be indicative of future performance.

                                 [PERFORMANCE CHART]

                   10/2/96  12/31/96   12/31/97    12/31/98    12/31/99
Millenium            100     78.45      106.78       92.54       94.65
S&P Chemical Index   100    103.27      126.28       115.6      151.11
S&P 500 Index        100    107.09      142.78      183.49      222.05

HANSON OPTION EXERCISED IN 1999

    The Company has never granted any stock options to Messrs. Landuyt, Lee, Hempstead, Lushefski or Robbins. Mr. Landuyt exercised an option in 1999 for Hanson Ordinary Shares. This option was issued to Mr. Landuyt by Hanson prior to the Demerger. Mr. Landuyt received cash from Hanson upon such exercise rather than Ordinary Shares. Mr. Landuyt did not hold any other Hanson options on January 1, 1999. Messrs. Lee, Hempstead, Lushefski and Robbins did not hold any Hanson options on January 1, 1999.

                                                           HANSON ORDINARY
                                                          SHARES COVERED BY
                                                         EXERCISED OPTIONS(1)   VALUE REALIZED($)(2)
                                                         --------------------   --------------------
William M. Landuyt.....................................        194,048                $375,211

---------

(1) Adjusted to reflect Hanson's demerger of U.S. Industries, Inc., the Demerger, the Energy Demerger, the demerger of Hanson's tobacco business and the 1-for-8 consolidation of Hanson's Ordinary Shares.

(2) Dollar value of the pounds sterling received upon exercise, at the exchange rate of $1.6020 per pound on February 26, 1999, the date of exercise.

RETIREMENT PLANS

    Prior to January 1, 1999, each of the Company's operating subsidiaries and the Company's corporate office sponsored its own pension benefit plan and supplemental executive retirement plan. These plans were traditional final average pay pension plans. Effective January 1, 1999, the Company converted these final average pay pension plans to a single Pension Equity Plan for employees at the Company's corporate office and all operating subsidiaries and a Supplemental Executive Retirement Plan (the 'Supplemental Retirement Plan') for executives and key managers at the corporate office and operating subsidiaries. Substantially all full-time United States nonunion employees of the Company and its subsidiaries who have completed one year of service with the Company or certain of the Company's subsidiaries are eligible to participate in the Pension Equity Plan. Certain executives and key managers with Pension Equity Plan benefits that exceed the limitation set forth in Section 415 or 401(a)(17) of the Code are eligible to participate in the Supplemental Retirement Plan. Employees become vested in their benefits after five years of service.

    The following tables set forth the annual benefits upon retirement at age 65, without regard to statutory maximums, for various combinations of final average earnings and lengths of service which would be payable to the individuals named in the Summary Compensation Table under the respective plans in which they participate assuming they retired in 1999 at the age of 65.

MILLENNIUM CHEMICALS INC. PENSION PLANS

    The following table shows the estimated annual retirement benefits that would be payable to Messrs. Landuyt, Lee, Hempstead, Lushefski and Robbins under the Pension Equity Plan and the Supplemental Retirement Plan (collectively, the 'Pension Plans'). Messrs. Landuyt, Lee, Hempstead, Lushefski and Robbins have 17, 18, 18, 15 and 18 years of service, respectively, under the Pension Plans.

                    MILLENNIUM CHEMICALS INC. PENSION PLANS

                                 ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
    FINAL 5-YEAR       -------------------------------------------------------------------------
 AVERAGE EARNINGS(1)   5 YEARS   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
 -------------------   -------   --------   --------   --------   --------   --------   --------
$ 500,000............  $11,741   $27,005    $ 49,313   $ 82,188   $115,063   $147,938   $180,813
$ 600,000............  $14,089   $32,405    $ 59,175   $ 98,625   $138,075   $177,526   $216,976
$ 700,000............  $16,438   $37,806    $ 69,038   $115,063   $161,088   $207,113   $253,138
$ 800,000............  $18,786   $43,207    $ 78,900   $131,500   $184,101   $236,701   $289,301
$ 900,000............  $21,134   $48,608    $ 88,763   $147,938   $207,113   $266,288   $325,464
$1,000,000...........  $23,482   $54,009    $ 98,625   $164,376   $230,126   $295,876   $361,626
$1,100,000...........  $25,830   $59,410    $108,488   $180,813   $253,138   $325,464   $397,789
$1,200,000...........  $28,179   $64,811    $118,350   $197,251   $276,151   $355,051   $433,952
$1,300,000...........  $30,527   $70,212    $128,213   $213,688   $299,164   $384,639   $470,114
$1,400,000...........  $32,875   $75,613    $138,075   $230,126   $322,176   $414,226   $506,277
$1,500,000...........  $35,223   $81,014    $147,938   $246,563   $345,189   $443,814   $542,439
$1,600,000...........  $37,572   $86,415    $157,801   $263,001   $368,201   $473,402   $578,602

---------

(1) Final 5-year Average Earnings under the Pension Plans is defined as the average of the highest Final Average Earnings of any five calendar years in the ten calendar years preceeding retirement. Final Average Earnings for any calendar year under the Pension Plans is defined as: W-2 compensation plus deferrals under the Company's 401(k) and Section 125 plans; plus, under the Supplemental Retirement Plan only, deferrals of base salary and annual incentive bonuses under the Supplemental Savings Plan and Salary and Bonus Deferral Plan; less all amounts received under the Stock Incentive Plan, any long-term incentive plan or deferred compensation plan, moving expenses, severance pay, prizes, grievance settlements, overseas cost of living allowances, mortgage assistance, and executive perquisites. Final 5-year Average Earnings is currently equal to $1,456,896, $1,085,773, $662,019, $590,119 and $670,667 for Messrs. Landuyt, Lee, Hempstead, Lushefski and Robbins, respectively.

(2) Benefits under the Pension Plans are computed as follows: Final Average Earnings times the pension accrual for each year of service (maximum 35 years). The pension accruals are as follows:

 YEARS OF   PENSION
 SERVICE    ACCRUAL
 -------    -------
  0 - 5       5.00%
  6 - 10      6.50%
 11 - 15      9.50%
16 or more   14.00%

    The Pension Equity Plan formula calculates benefits payable as lump sums, which are then converted to life annuity benefits, payable at age 65, using an interest rate of 6.00% and the 1983 GATT mortality table for the above table. The Supplemental Retirement Plan benefit is calculated under this formula without regard to the limitations set forth in Sections 415 and 401(a)(17) of the Code. The net Supplemental Retirement Plan benefit is the difference between the benefits calculated under the

Pension Equity Plan formula and the Supplemental Retirement Plan formula. All capitalized terms used in this paragraph and not otherwise defined have the meanings ascribed to them in the relevant plan document.

GRANDFATHERED PENSION BENEFITS

    When the Company converted its traditional final average pay pension plans to the Pension Equity Plan on January 1, 1999, the Company determined that all employees age 55 and older on that date would be entitled to receive a grandfathered benefit of the greater of the benefit under their former pension plan formula and the new Pension Plans formula. Mr. Hempstead and Mr. Robbins were over 55 on that date. Accordingly, Mr. Hempstead will receive a grandfathered benefit of the greater of the aggregate benefit calculated under the Pension Equity Plan and the Supplemental Retirement Plan, and the aggregate benefit calculated under the old Millennium Chemicals Inc. Pension Plan (the 'Corporate Plan') and the old Corporate Supplemental Executive Retirement Plan (the 'Corporate SERP' and, together with the Corporate Plan, the 'Grandfathered Millennium Chemicals Pension Plans'). The following table shows Mr. Hempstead's estimated annual retirement benefit under the Grandfathered Millennium Chemicals Pension Plans.

                GRANDFATHERED MILLENNIUM CHEMICALS PENSION PLANS

                                          ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
             FINAL 5-YEAR               ---------------------------------------------------------
         AVERAGE EARNINGS(1)             5 YEARS    10 YEARS    15 YEARS    20 YEARS    25 YEARS
         -------------------             -------    --------    --------    --------    --------
$600,000..............................  $ 80,001    $160,002    $240,003    $270,000    $270,000
$700,000..............................  $ 93,335    $186,669    $280,004    $315,000    $315,000
$800,000..............................  $106,668    $213,336    $320,004    $360,000    $360,000
$900,000..............................  $120,002    $240,003    $360,005    $405,000    $405,000

---------

(1) Final 5-year Average Earnings under the Grandfathered Millennium Chemicals Pension Plans is defined as the average of the highest Final Average Earnings of any five calendar years in the ten calendar years preceding retirement. Final Average Earnings under the Corporate Plan includes base salary only. Final Average Earnings under the Corporate SERP includes base salary and bonus earned under the Annual Performance Plan, and is currently equal to $662,019 for Mr. Hempstead.

(2) Annual Benefits are computed on the basis of straight-life annuity amounts. The pension benefit under the Corporate Plan is calculated as follows
    (a) plus (b) multiplied by (c), where (a) is the Final Average Earnings times 1.95%; (b) is that portion of Final Average Earnings in excess of Social Security Covered Compensation times .65%; and (c) is years of Credited Service to a maximum of 25 years (the 'Corporate Retirement Plan Formula'). Annual benefits under the Corporate SERP are calculated as follows: (a) minus (b) multiplied by (c), where (a) is Final Average Earnings times 2.67%; (b) is the Social Security Benefit times 2%; and
    (c) is years of Credited Service to a maximum of 25, provided, however, that the benefit payable under the Corporate SERP shall not exceed 45% of Final Average Earnings. The Corporate SERP benefit is calculated without regard to the limitations set forth in Sections 415 and 401(a)(17) of the Code (the 'Corporate SERP formula'). The net Corporate SERP benefit is the difference between the benefits calculated under the Corporate Retirement Plan formula and the Corporate SERP formula. The Social Security offset is not reflected in the above table. All capitalized terms used in this paragraph and not otherwise defined have the meanings ascribed to them in the relevant plan document.

    Mr. Robbins will receive a grandfathered benefit of the greater of the aggregate benefit calculated under the Pension Equity Plan and the Supplemental Retirement Plan, and the aggregate benefit calculated under the old Millennium Specialty Chemicals Inc. Salaried Employees' Retirement Plan (the 'MSC Plan') and the Millennium Specialty Chemicals Inc. Supplemental Executive Retirement Plan (the 'MSC SERP' and, together with the MSC Plan, the 'Grandfathered Millennium Specialty Chemicals Pension Plans'). The following table shows Mr. Robbins' estimated annual retirement benefit under the Grandfathered Millennium Specialty Chemicals Pension Plans.

           GRANDFATHERED MILLENNIUM SPECIALTY CHEMICALS PENSION PLANS

                                  ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
       FINAL 5-YEAR          ---------------------------------------------------------------
    AVERAGE EARNINGS(1)      5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS
    -------------------      -------    --------   --------   --------   --------   --------
$600,000...................  $ 45,000   $ 90,000   $135,000   $180,000   $225,000   $270,000
$700,000...................  $ 52,500   $105,000   $157,500   $210,000   $262,500   $315,000
$800,000...................  $ 60,000   $120,000   $180,000   $240,000   $300,000   $360,000
$900,000...................  $ 67,500   $135,000   $202,500   $270,000   $337,500   $405,000

---------

(1) The definition of Final 5-year Average Earnings under the Grandfathered Millennium Specialty Chemicals Pension Plans is the same as the definition of Final 5-year Average Earnings under the Pension Plans, and is currently equal to $670,667 for Mr. Robbins.

(2) Annual Benefits are computed on the basis of straight-life annuity amounts. The pension benefit under the MSC Plan is calculated as follows: (a) minus
    (b) multiplied by (c), where (a) is Final Average Earnings times 1.5%;
    (b) is the Social Security Benefit times (1/60); and (c) is years of Credited Service to a maximum of 30 years. The MSC SERP benefit is calculated using the above formula without regard to the limitations set forth in Sections 415 and 401(a)(17) of the Code. The net MSC SERP benefit is the difference between the benefits under the formula and the MSC SERP formula. The Social Security offset is not reflected in the above table. All capitalized terms used in this paragraph and not otherwise defined have the meanings ascribed to them as in the relevant plan documents.

EXECUTIVE AGREEMENTS AND OTHER RELATIONSHIPS

    The following is a summary of the change-in-control agreements (the 'Agreements') that are in effect between each of the individuals named in the Summary Compensation Table and five other executive officers of the Company or a Company subsidiary, on the one hand, and the Company or the Company subsidiary by which each such executive officer is employed (the 'Employer'), on the other hand. Subject to certain surviving rights, the Agreements will terminate on September 30, 2002, provided, that if a Change-in-Control (as defined below) has taken place prior to termination of the Agreements, the Agreements shall continue in full force and effect during the two-year period after a Change-in-Control (the 'Post-Change-in-Control Period'). In addition to providing rights upon a Change-in-Control, the Agreements provide the executives certain rights of indemnification.

    A 'Change-in-Control' is defined in the Agreements as (i) any person (subject to certain exceptions) becoming the 'beneficial owner' (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities; (ii) during any period of two (2) consecutive years (not including any period prior to the consummation of the Demerger), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors of the Company or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company;
(iii) the merger or consolidation of the Company with any other corporation (subject to certain exceptions); (iv) approval by the Company's shareholders of a plan of complete liquidation of the Company or the sale of all or substantially all of the Company's assets (subject to certain exceptions); or
(v) in the case of executives who are employed by an operating subsidiary of the Company, (x) any person (subject to certain exceptions) becoming the 'beneficial owner' (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the subsidiary representing more than 50% of the combined voting power of its outstanding securities, or (y) the sale of all or substantially all of the assets of such subsidiary (subject to certain exceptions).

    The Agreements provide that if during the 180-day period prior to a Change-in-Control (the 'Pre-Change-in-Control Period') or the Post-Change-in-Control Period (collectively with the Pre-Change-in-Control Period, the 'Change-in-Control Protection Period'), (i) the executive terminates his or her employment for Good Reason (as defined below); (ii) a Change-in-Control occurs and during the Post-Change-in-Control Period the executive, subject to a required 180-day period of continued employment, in certain circumstances, terminates his or her employment for any reason (including death); (iii) the executive's employment is terminated by his or her Employer without Cause or due to disability during the Change-in-Control Protection Period; or, (iv) the executive's employment is terminated by his or her Employer at or after the age of 65 (in certain circumstances) during the Post-Change-in-Control Period, the executive (or, if applicable, the executive's legal representative) shall be entitled to receive: (w) in a lump sum within five days after such termination (or, if within the Pre-Change-in-Control Period, within five days after the Change-in-Control) (1) three times the highest annualized base salary paid within 180 days prior to such termination (provided that if the termination is based on disability, such payment shall be offset by the projected disability benefits to be paid by the Employer or by Employer-provided insurance), and (2) three times the highest annual bonus paid or payable to the executive for any of the previous three completed fiscal years by the Employer (with the bonus for any years prior to the date of the Demerger being deemed to equal the executive's maximum bonus target); (x) three years of additional service and compensation credit for pension purposes; (y) three years of the maximum Employer contribution under any type of qualified or non-qualified defined contribution plan; and (z) provision for the executive's and his dependents' health coverage for three years. In addition, if the payment to the executive under the Agreements, together with certain other amounts paid to the executive, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the Agreements provide that the executive will receive an additional amount to cover the federal excise tax and any interest, penalties or additions to tax with respect thereto on a 'grossed-up' basis.

    In the Agreements, 'Cause' is defined as the executive's (i) willful misconduct with regard to the Employer or its affiliates which has a material adverse effect in the aggregate on the Employer and its affiliates taken as a whole; (ii) refusal to follow the proper written direction of the Board of Directors of the Employer provided that the executive does not believe in good faith that such direction is illegal, unethical or immoral and promptly notifies the appropriate board; (iii) conviction for a felony (subject to certain exceptions); (iv) breach of any fiduciary duty owed to the Employer or its affiliates which has a material adverse effect on the Company and its affiliates taken as a whole; or, (v) material fraud with regard to the Employer or its affiliates. 'Good Reason' is defined (subject to certain exceptions) as (i) a material diminution in the executive's position, duties or responsibilities from the executive's highest position held during the Pre-Change-in-Control Period or the assignment of duties or responsibilities inconsistent with such position;
(ii) removal from or the failure of the executive to be re-elected to any of his positions as an officer with the Employer; (iii) relocation of the principal executive offices of the Employer to a location more than 25 miles from where they are located at the time of a Change-in-Control or a relocation by the Employer of executive's principal office away from such principal offices;
(iv) if a director during the Pre-Change-in-Control Period, the executive's removal or failure to be re-elected to the Company's Board of Directors; (v) a failure to continue the executive as a participant in, or to continue, any bonus program in which the executive was entitled to participate within the Pre-Change-in-Control Period; (vi) any material breach by a party other than the executive of any provision of the Agreement; (vii) a reduction by the Employer of executive's rate of annual base salary within 180 days prior to a Change-in-Control; or, (viii) failure by any successor to the Employer to assume the Agreement.

    The Agreements do not apply to a termination of employment outside of the Change-in-Control Protection Period. The Company's subsidiaries currently maintain customary severance policies applicable to their respective employees.

    In addition to the Agreements, certain other executive officers and management employees of the Company and its subsidiaries have agreements with their respective employers which provide severance protection upon a Change-in-Control substantially similar to that provided by the Agreements, except that (i) amounts payable and benefits provided will be determined by a multiple of two rather than three; (ii) the definitions of 'Cause' and 'Good Reason' in certain instances afford the Employer broader rights; and (iii) the rights of the executive upon a Change-in-Control will be less in certain instances.

    In addition to the change-in-control provisions under the executive agreements described above, the Stock Incentive Plan and the agreements pursuant to which restricted stock and options have been awarded under the Stock Incentive Plan provide that upon a Change-in-Control of the Company or the Employer, as applicable, restricted stock and options will vest immediately. In addition, the restricted stock held by any employee who is terminated by his Employer without cause (as defined) or due to his disability or death or who terminates his employment for good reason (as defined) within six months prior to a Change-in-Control, will also vest upon the Change-in-Control. Finally, all credited incentive awards that are deferred and subject to forfeiture pursuant to the terms of the Annual Performance Plan, the Hanson Industries LTIP, the Company's 1997 Long Term Incentive Plan and the Company's 1998 Long Term Incentive Plan will become vested and payable upon a Change-in-Control (as defined) of the Company or the Employer, as applicable, and all amounts deferred under the Company's Salary and Bonus Deferral Plan and Supplemental Savings Plan will become vested and payable.

    The Stock Incentive Plan requires that employees pay all applicable withholding taxes before receiving any vested restricted stock. In order to permit executives to pay such withholding taxes and to provide for other expenses without selling shares, the Company's Board of Directors has authorized the Company to repurchase vested restricted stock, or to make loans to employees secured by their vested restricted stock. The loans have a term of one-year, renewable at the option of the Company; bear interest at 6%, payable quarterly; and, must be secured by shares that have a market value on the date of the loan of at least 125% of the loan amount. The Company has outstanding loans to its executive officers in excess of $60,000 as follows: Mr. Landuyt, $539,704; Mr. Lee, $512,329; Mr. Hempstead, $337,779; Mr. Lushefski, $318,294; Mr. Robbins, $214,266; and, Mr. Hanik, $310,915.

                                 OTHER MATTERS

    Section 16(a) Beneficial Ownership Reporting Compliance. Section 16 of the Exchange Act ('Section 16') requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC by the Company's directors and executive officers. The Company is required to conduct a review and to identify in its proxy statement each director or executive officer who failed to file any required report under Section 16 on a timely basis. Based upon that review, the Company has determined that all required reports have been filed on a timely basis.

    As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Under the rules of the SEC, any proposal of a shareholder submitted for inclusion in the Company's proxy statement for the 2001 Annual Meeting must be received by the Company by December 8, 2000 to be considered. Proposals should be addressed to George H. Hempstead, III, Secretary, Millennium Chemicals Inc., 230 Half Mile Road, P.O. Box 7015, Red Bank, NJ 07701-7015.

                             ADDITIONAL INFORMATION

    The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock. The Company has retained Georgeson & Company Inc. to assist in its solicitation of proxies from shareholders at a cost of $9,500, plus reimbursement of expenses.

    THE COMPANY'S 1999 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING FINANCIAL STATEMENTS, IS ENCLOSED HEREWITH. THE COMPANY WILL FURNISH THE COMPANY'S ANNUAL REPORT ON FORM 10-K OR ANY EXHIBIT TO SUCH ANNUAL REPORT ON FORM 10-K UPON REQUEST BY A SHAREHOLDER DIRECTED TO: INVESTOR RELATIONS, MILLENNIUM CHEMICALS INC., 230 HALF MILE ROAD, P.O. BOX 7015, RED BANK, NJ 07701-7015, FOR A FEE LIMITED TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING ANY EXHIBITS.

                                          By Order of the Board of Directors,

                                          GEORGE H. HEMPSTEAD, III
                                          Senior Vice President -- Law and
                                          Administration
                                          and Secretary

EVA'r' is a registered trademark of Stern Stewart & Co.

                                  HOW TO VOTE

          Your vote is important. Most shareholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

                     ELECTRONIC ACCESS TO PROXY STATEMENTS

          Most shareholders can view future Proxy Statements and Annual Reports over the Internet rather than receiving paper copies in the mail. Please refer to the Proxy Statement and your proxy card for further information.

                            REDUCE MULTIPLE MAILINGS

          If you are a shareholder of record and have more than one account in your name or the same address as other shareholders of record, you can authorize the Company to discontinue mailings of multiple Annual Reports. If you are a shareholder of record voting over the Internet, follow the instructions provided after you vote. If you own shares through a bank, broker or other nominee, please contact that entity to eliminate duplicate mailings. See the Proxy Statement and your proxy card for further information.

                                                                      APPENDIX 1

                            MILLENNIUM CHEMICALS INC.
                            PROXY/AUTHORIZATION CARD
           Proxy Solicited on Behalf of the Board of Directors of
P            the Company for the Annual Meeting of Shareholders
R                           10:00 a.m., May 12, 2000
O
X    The undersigned hereby constitutes and appoints William M. Landuyt, John E.
Y Lushefski and George H. Hempstead, III, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of MILLENNIUM CHEMICALS INC. to be held at The Waldorf Astoria Hotel, 540 Lexington Avenue, Third Floor, Basildon Room, New York, NY 10022, and at any adjournments thereof, and, in their discretion, on all such other matters as may properly come before said meeting.

     1.  Election of three directors. Nominees for directors are: (01).
         Lord Baker, (02). Martin D. Ginsburg, and (03). David J.P. Meachin.

     2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you vote by telephone or through the Internet, as described on the reverse side, or sign and return this card.

     As described in the Proxy Statement, if the undersigned is a participant in certain employee savings and stock ownership plans of the Company or certain of its current or former affiliates, this Proxy/Authorization
     Card also provides voting instructions for shares held for the account of the undersigned in such plans. The Trustee for the relevant plan will vote the undersigned's shares as directed, provided voting instructions are properly received by 3:00 p.m. (Eastern Daylight Time) on May 10, 2000.

-----------                                                        ------------
SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------


-------------------------------------------------------------------------------
     FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                HOW TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY
                           STATEMENTS ON-LINE

     You may receive future Millennium Chemicals Inc. Annual Reports and Proxy Statements on-line over the Internet by submitting your consent to Millennium Chemicals. This will save Millennium Chemicals postage and printing expenses and provide information to you faster.

     Most shareholders can elect to view future Annual Reports and Proxy Statements over the Internet instead of receiving paper copies in the mail.
If you are a registered shareholder and you wish to consent to Internet delivery of future Annual Reports and Proxy Statements, follow the instructions set forth below.

     Log onto the Internet and go to the web site: http://www.econsent.com/mch (If you are voting your shares this year using the Internet, you can link to this web site directly from the web site where you vote your shares).

     You will be asked to consent to Internet delivery of annual meeting materials and provide your e-mail address and account number. Your account number is the 10 digit hyphenated number located above your name on this proxy card. You will not need to provide an account number if you only hold shares through the Millennium Chemicals Savings and Investment Plan or certain other benefit plans.

     If you are not a registered shareholder and you wish to consent to Internet delivery of future Annual Reports and Proxy Statements, please contact your bank, broker or other holder of record and inquire about the availability of such option for you.

     If you consent, your account will be so noted and, when the Millennium Chemicals 2000 Annual Report and the Proxy Statement for the 2001 Annual Meeting of Shareholders become available, you will be notified by e-mail as to how to access them on the Internet.

     If you do elect to receive your Millennium Chemicals materials over the Internet, you can still request paper copies by reregistering on the Internet site above, or by contacting Millennium Chemicals Inc. at 230 Half Mile Road, Red Bank, NJ 07701-7015, Attention: Investor Relations.

[X]   Please mark your
      votes as in this
      example.

      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposal 2.

------------------------------------------------------------------------------
    The Board of Directors recommends a vote FOR the election of directors and FOR proposal 2.
------------------------------------------------------------------------------

                  FOR    WITHHELD                   FOR     AGAINST    ABSTAIN
1. Election       [ ]      [ ]     2. Approval of   [ ]       [ ]        [ ]
   of Directors.                      independent
   (see reverse)                      accountants.

For, except vote withheld from the following nominee(s):

                                                   Discontinue Annual    [ ]
                                                   Report Mailings for
                                                   this Account


SIGNATURE(S)______________________________________ DATE______________, 2000

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------------
     FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL






                           [MILLENNIUM CHEMICALS LOGO]


                          PROXY VOTING INSTRUCTION CARD

                          VOTE BY TELEPHONE OR INTERNET
                              QUICK, EASY, IMMEDIATE


Millennium Chemicals Inc. encourages you to take advantage of two new cost-effective and convenient ways to vote your shares. You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Your telephone or Internet vote must be received by 12:00 midnight Eastern Daylight Time on May 11, 2000 (or 3:00 p.m. on May 10, 2000 for shares held in certain employee benefit plans and voted by trustees).

Telephone and Internet proxy voting is permitted under the laws of the state in which Millennium Chemicals Inc. is incorporated. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET    LOG ON TO THE INTERNET AND GO TO the WEB SITE:
                    http://www.eproxyvote.com/mch
                    Click on the "PROCEED" Icon-You will be asked to enter
                    the Voter Control Number that appears on this proxy card.
                    Then follow the instructions.

                                   OR

VOTE BY PHONE       ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
                    (1-877-779-8683) FROM THE U.S. AND CANADA OR
                    DIAL 201-536-8073 FROM OTHER COUNTRIES. You will be
                    asked to enter the Voter Control Number that appears on
                    this proxy card. Then follow the instructions.

                                    OR

VOTE BY MAIL        Mark, sign and date your proxy card and return it in the
                    postage-paid envelope. If you are voting by telephone or
                    through the Internet, please do not mail your proxy card.

You can also elect to receive future Annual Reports and Proxy Statements over the Internet instead of receiving paper copies in the mail. See the reverse side of this proxy card for additional details.

                                                                      APPENDIX 2

                           [LETTERHEAD OF MILLENNIUM]

                             ONLINE ACCESS IS HERE!
                    Use the convenience and immediacy of the
                       Internet to vote your proxy online.

Your vote is important! Using the Internet or telephone, you can vote at any time, 24 hours a day, seven days a week.

To vote your proxy online, follow these instructions:
-----------------------------------------------------

1. READ the enclosed proxy statement and proxy card.
2. Go to website WWW.PROXYVOTE.COM.
3. Enter the 12-DIGIT CONTROL NUMBER located on your proxy card.
4. Follow the instructions posted at WWW.PROXYVOTE.COM.

Once you've voted your proxy, you can also sign up to have all future annual reports and proxy materials delivered to you electronically.

To sign up for electronic delivery, follow these instructions:
---------------------------------------------------------------
1. Above where you click for the final submission of your vote, you will find information on electronic delivery of annual reports and proxy materials. Please read this section completely.
2. To proceed with this option, choose & enter your four-digit PIN number.
3. Click the Final Submission button at the bottom of the page.
4. Prior to all subsequent Shareholder Meetings, you will receive an e-mail providing information on where to locate the annual report and proxy statement online, and how to vote your shares online.

IF YOU VOTE YOUR PROXY BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.

To resume the mailing of future annual reports and proxy materials, you can go to the website WWW.PROXYVOTE.COM, and follow the instructions.

Please note that although there is no charge to you for this service, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. Millennium Chemicals Inc. does not cover these costs; they are solely your responsibility.

For Brokerage Accounts Only: If you select the option to access your annual report and proxy materials electronically, your consent will cover each eligible security in your brokerage account. Whenever a company whose securities you hold in your brokerage account elects to make information available in an electronic format, you will no longer receive printed copies of that company's annual report or proxy statements.

                        STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as...................'r'